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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32545), pertaining to the 1997 Employee Stock Purchase Plan, the 1993 Stock Option Plan and the 1997 Directors' Stock Option Plan of Cardima, Inc. of our report dated February 2, 1998, with respect to the financial statements of Cardima, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                               Ernst & Young LLP


Palo Alto, California
March 30, 1998